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                                                                   Exhibit 10(i)




                               PURINA MILLS, INC.

                        AMENDMENT TO EMPLOYMENT AGREEMENT


       This Amendment to the employment agreement (the "Agreement") entered into by and between Purina Mills, Inc., a Delaware corporation (the "Company"), and Glenn W. Shields, an individual (the "Executive"), is hereby entered into as of the 18th day of June, 2001 by and between the Company and the Executive. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

       WHEREAS, the Company and the Executive entered into the Agreement on September 10, 1999; and

       WHEREAS, the Company has determined that it is imperative to encourage the Executive to devote the Executive's full attention and dedication to the Company in the event of any potential or pending Change in Control; and

       WHEREAS, the Company has determined that in order to encourage the Executive to devote the Executive's full attention and dedication to the Company in the event of any potential or pending Change in Control it is necessary to amend the Agreement; and

       WHEREAS, the terms of this Amendment were approved by the Board of Directors of the Company on May 25, 2001 and June 17, 2001.

       NOW, THEREFORE, in consideration of the premises and mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                       I.

       Section 1(m) of the Agreement is hereby amended by inserting the following at the end thereof:

       "; PROVIDED, HOWEVER, that in the event of a Change in Control, "Term" shall mean a period commencing on the date of the consummation of the Change in Control and continuing until the second anniversary of such date."

                                      II.

       Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

              "2.1 INITIAL TERM OF AGREEMENT; RENEWAL TERMS. Subject to Section
       2.2 of this Agreement, the initial Term of this Agreement shall be for two years commencing on the Effective Date, subject to automatic renewal for a Term of an additional one


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       year commencing immediately upon the end of the initial Term or the then-current renewal Term, as the case may be, unless either party to this Agreement gives Notice of Non-Renewal to the other party not less than 90 days prior to the end of the initial Term or the then-current renewal Term, as the case may be; PROVIDED, HOWEVER, that in no event may the Company give a Notice of Non-Renewal to be effective on September 10, 2001. In the event that a Notice of Non-Renewal is timely given as set forth in this Section 2.1, the Term of the Agreement will end on the last day of the initial Term or the then-current renewal Term, as the case may be, but the employment of the Executive will continue with the Company on an "at-will" basis."

                                      III.

       Section 2.2 of the Agreement is hereby amended by deleting the phrase "Notwithstanding Section 2.1" where it appears therein and inserting the phrase "Notwithstanding Sections 2.1 and 2.2" in place thereof.

                                       IV.

       Section 2 of the Agreement is hereby amended by redesignating Section 2.2 of the Agreement (as amended above) as Section 2.3 and by inserting the following new Section 2.2 immediately after Section 2.1 of the Agreement:

              "2.2 EFFECT OF AGREEMENT IN THE EVENT OF A CHANGE IN CONTROL. Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control (a) the Term shall automatically be extended until the second anniversary of such Change in Control, (b) the Notice of Non-Renewal provisions of this Agreement, including, without limitation,
       Section 2.1 of this Agreement, shall no longer be effective, (c) all other provisions of this Agreement shall remain in effect during the Term (as defined in the last clause of Section 1(m)), including, but not limited to, the provisions of Section 4 hereof and (d) on the second anniversary of a Change in Control, the Term of the Agreement will end and the provisions of this Agreement (except for Section 5 of this Agreement, if applicable) shall no longer be effective, in which case the employment of the Executive (if not previously terminated) will continue with the Company following such second anniversary on an "at-will" basis."

                                       V.

       Section 4.7 of the Agreement is hereby amended in its entirety to read as follows:

              "4.7 CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined (as hereafter provided) that any payment (other than the Gross-Up Payments provided for in this Section 4.7) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable


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       pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

              (b) Subject to the provisions of Section 4.7(f), all determinations required to be made under this Section 4.7, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the termination of the Executive's employment, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 4.7(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.



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              (c) The Company and the Executive shall each provide the
       Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 4.7(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

              (d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

              (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by
       Section 4.7(b) shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

              (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

              (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

              (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect



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                     to such claim by an attorney competent in respect of the
                     subject matter and reasonably selected by the Company;

              (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

              (iv) permit the Company to participate in any proceedings relating to such claim;

       PROVIDED, HOWEVER, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 4.7(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 4.7(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, HOWEVER, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and PROVIDED FURTHER, HOWEVER, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

              (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 4.7(f), the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 4.7(f)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
       Section 4.7(f), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to



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       the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 4.7."

                                       VI.

       Section 5.1 of the Agreement is hereby amended in its entirety to read as follows:

       "5.1 NON-COMPETE AGREEMENT. It is agreed that during the period beginning on the Effective Date and ending one year after the Date of Termination, regardless of whether such termination is by the action of the Executive or the Company or by mutual agreement, the Executive shall not, either for himself or on behalf of any person, firm or corporation (whether for profit or otherwise) engage in any form of competition with the Company, directly or indirectly, through any commercial venture, as a partner, officer, director, stockholder, advisor, employee, consultant, agent, salesman, venturer or otherwise, in the business of (a) developing, manufacturing and marketing animal nutrition products and programs for dairy cattle, beef cattle, hogs, horses, rabbits, zoo animals, laboratory animals, poultry, birds, fish and pets or (b) engaging in retailing operations competition with America's Country Store in the United States, unless such business lines are not then operated by the Company. This requirement, however, will not limit the Executive's right to invest in the capital stock or other equity securities of any corporation, the stock or securities of which are publicly owned or are regularly traded on any public securities exchange. It is also agreed that a portion of the severance benefits described in Section 4 hereof shall be deemed a payment in consideration of the non-compete provisions contained in this Section. The allocable portion of the severance benefits shall be determined by an accounting firm or valuation consultant which is mutually agreeable to the Company and the Executive."


       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                       /s/ Glenn W. Shields
Date: June 18, 2001                    ------------------------------------
                                       GLENN W. SHIELDS



                                       PURINA MILLS, INC.



                                       By: /s/ Brad J. Kerbs
                                          --------------------------------
                                       Name:  BRAD J. KERBS
                                       Title: Chief Executive Officer
                                              and President


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